Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 95518 / August 17, 2022

ADMINISTRATIVE PROCEEDING

File No. 3-20973

In the Matter of IEH Corporation, Respondent.	ORDER INSTITUTING ADMINISTRATIVE PROCEEDINGS AND NOTICE OF HEARING PURSUANT TO SECTION 12(j) OF THE SECURITIES EXCHANGE ACT OF 1934

I.

The Securities and Exchange Commission (“Commission”) deems it necessary and appropriate for the protection of investors that public administrative proceedings be, and hereby are, instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”) against the respondent named in the caption (“Respondent”).

II.

After an investigation, the Division of Enforcement alleges that:

A.	RESPONDENT

1.             IEH Corporation (“IEHC”) (CIK No. 0000050292) is an inactive New York corporation located in Brooklyn, New York with a class of securities registered with the Commission pursuant to Exchange Act Section 12(g). IEHC is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-K for the period ended March 31, 2020. As of July 15, 2022, unsolicited quotations for the common stock of IEHC were quoted on OTC Link operated by OTC Markets Group, Inc.

B.	DELINQUENT PERIODIC FILINGS

2.             As discussed in more detail above, the Respondent is delinquent in its periodic filings with the Commission, has repeatedly failed to meet its obligation to file timely periodic reports, and failed to heed a delinquency letter sent to it by the Division of Corporation Finance requesting compliance with its periodic filing obligations or, through its failure to maintain a valid address on file with the Commission as required by Commission rules, did not receive such letter.

3.             Exchange Act Section 13(a) and the rules promulgated thereunder require issuers of securities registered pursuant to Exchange Act Section 12 to file with the Commission current and accurate information in periodic reports, even if the registration is voluntary under Section 12(g). Specifically, Rule 13a-1 requires issuers to file annual reports, and Rule 13a-13 requires domestic issuers to file quarterly reports.

4.             As a result of the foregoing, the Respondent failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder.

III.

In view of the allegations made by the Division of Enforcement, the Commission deems it necessary and appropriate for the protection of investors that public administrative proceedings be instituted to determine:

A.             Whether the allegations contained in Section II hereof are true and, in connection therewith, to afford the Respondent an opportunity to establish any defenses to such allegations; and,

B.             Whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months, or revoke the registration of each class of securities registered pursuant to Section 12 of the Exchange Act of the Respondent, and any successor under Exchange Act Rules 12b-2 or 12g-3, and any new corporate names of the Respondent.

IV.

IT IS ORDERED that a public hearing before the Commission for the purpose of taking evidence on the questions set forth in Section III hereof shall be convened at a time and place to be fixed by further order of the Commission, pursuant to Rule 110 of the Commission’s Rules of Practice, 17 C.F.R. § 201.110.

IT IS FURTHER ORDERED that Respondent shall file an Answer to the allegations contained in this Order within ten (10) days after service of this Order, as provided by Rule 220(b) of the Commission’s Rules of Practice, 17 C.F.R. § 201.220(b).

IT IS FURTHER ORDERED that the Division of Enforcement and Respondent shall conduct a prehearing conference pursuant to Rule 221 of the Commission’s Rules of Practice, 17 C.F.R. § 201.221, within fourteen (14) days of service of the Answer. The parties may meet in person or participate by telephone or other remote means; following the conference, they shall file a statement with the Office of the Secretary advising the Commission of any agreements reached at said conference. If a prehearing conference was not held, a statement shall be filed with the Office of the Secretary advising the Commission of that fact and of the efforts made to meet and confer.

If Respondent fails to file the directed Answer, or fails to appear at a hearing or conference after being duly notified, the Respondents, and any successor under Exchange Act Rules 12b-2 or 12g-3, and any new corporate names of the Respondent, may be deemed in default and the proceedings may be determined against them upon consideration of this Order, the allegations of which may be deemed to be true as provided by Rules 155(a), 220(f), 221(f), and 310 of the Commission’s Rules of Practice, 17 C.F.R. §§ 201.155(a), 201.220(f), 201.221(f), and 201.310.

This Order shall be served forthwith upon the Respondent by any means permitted by the Commission’s Rules of Practice.

The Commission finds that it would serve the interests of justice and not result in prejudice to any party to provide, pursuant to Rule 100(c) of the Commission’s Rules of Practice, 17 C.F.R. § 201.100(c), that notwithstanding any contrary reference in the Rules of Practice to service of paper copies, service to the Division of Enforcement of all opinions, orders, and decisions described in Rule 141, 17 C.F.R. § 201.141, and all papers described in Rule 150(a), 17 C.F.R. § 201.150(a), in these proceedings shall be by email to the attorneys who enter appearance on behalf of the Division, and not by paper service.

Attention is called to Rule 151(a), (b) and (c) of the Commission’s Rules of Practice, 17 C.F.R. § 201.151(a), (b) and (c), providing that when, as here, a proceeding is set before the Commission, all papers (including those listed in the following paragraph) shall be filed electronically in administrative proceedings using the Commission’s Electronic Filings in Administrative Proceedings (eFAP) system accessed through the Commission’s website, www.sec.gov, at http://www.sec.gov/eFAP. Respondent also must serve and accept service of documents electronically. All motions, objections, or applications will be decided by the Commission. Any exhibits should be sent as separate attachments, not a combined PDF.

The Commission finds that it would serve the interests of justice and not result in prejudice to any party to provide, pursuant to Rule 100(c) of the Commission’s Rules of Practice, 17 C.F.R. § 201.100(c), that notwithstanding any contrary reference in the Rules of Practice to filing with or disposition by a hearing officer, all filings, including those under Rules 210, 221, 222, 230, 231, 232, 233, and 250 of the Commission’s Rules of Practice, 17 C.F.R. §§ 201.210, 221, 222, 230, 231, 232, 233, and 250, shall be directed to and, as appropriate, decided by the Commission. This proceeding shall be deemed to be one under the 30-day timeframe specified in Rule of Practice 360(a)(2)(i), 17 C.F.R. § 201.360(a)(2)(i), for the purposes of applying Rules of Practice 233 and 250, 17 C.F.R. §§ 201.233 and 250.

The Commission finds that it would serve the interests of justice and not result in prejudice to any party to provide, pursuant to Rule 100(c) of the Commission’s Rules of Practice, 17 C.F.R. § 201.100(c), that the Commission shall issue a decision on the basis of the record in this proceeding, which shall consist of the items listed at Rule 350(a) of the Commission’s Rules of Practice, 17 C.F.R. § 201.350(a), and any other document or item filed with the Office of the Secretary and accepted into the record by the Commission. The provisions of Rule 351 of the Commission’s Rules of Practice, 17 C.F.R. § 201.351, relating to preparation and certification of a record index by the Office of the Secretary or the hearing officer are not applicable to this proceeding.

The Commission will issue a final order resolving the proceeding after one of the following: (A) the completion of post-hearing briefing in a proceeding where the public hearing has been completed; (B) the completion of briefing on a motion for a ruling on the pleadings or a motion for summary disposition pursuant to Rule 250 of the Commission’s Rules of Practice, 17 C.F.R. § 201.250, where the Commission has determined that no public hearing is necessary; or (C) the determination that a party is deemed to be in default under Rule 155 of the Commission’s Rules of Practice, 17 C.F.R. § 201.155, and no public hearing is necessary.

In the absence of an appropriate waiver, no officer or employee of the Commission engaged in the performance of investigative or prosecuting functions in this or any factually related proceeding will be permitted to participate or advise in the decision of this matter, except as witness or counsel in proceedings held pursuant to notice. Since this proceeding is not “rule making” within the meaning of Section 551 of the Administrative Procedure Act, it is not deemed subject to the provisions of Section 553 delaying the effective date of any final Commission action.

For the Commission, by the Division of Enforcement, pursuant to delegated authority.

Vanessa A. Countryman
Secretary

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